CORPORACION FINANCIERA DEL VALLE S.A.

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of __________, 2002

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of _______________, 2002 among CORPORACION FINANCIERA DEL VALLE S.A., incorporated under the laws of Colombia (herein called the “Issuer”), THE BANK OF NEW YORK, a New York banking corporation (herein called the “Depositary”), and all Owners and holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Issuer, Citibank, N.A. and Owners and holders from time to time of Receipts entered into a deposit agreement dated as of January 23, 1995 to provide for the deposit of Shares for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing American Depositary Shares;

WHEREAS, the Issuer has removed Citibank, N.A. as depositary and appointed The Bank of New York as successor depositary, and The Bank of New York has provided evidence accepting its appointment as successor depositary;

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Issuer from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1

American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2

Article; Section.

Wherever references are made in this Deposit Agreement to an "Article" or "Articles" or to a "Section" or "Sections", such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

SECTION 1.3

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4

Consultation.

The term “Consultation” shall mean the good faith attempt by the Depositary to discuss, if practicable, the relevant issue in a timely manner with a person employed by the Issuer reasonably believed by the Depositary to be empowered by the Issuer to engage in such discussion on behalf of the Issuer.

SECTION 1.5

Custodian.

The term "Custodian" shall mean the Bogota, Colombia office of Fiducolombia S.A., as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.6

Deliver; Deposit; Surrender; Transfer; Withdraw.

The term “deliver”, “deposit”, “surrender”, “transfer” or “withdraw”, when used (i) with respect to the Shares:  (a) in the case of book-entry Shares, shall refer to an entry or entries in an account or accounts maintained by any Colombian institution authorized under applicable law to effect transfers of securities, or (b) in the case of certificated Shares, to the physical delivery, deposit, withdrawal or transfer of certificates representing the Shares and (ii) with respect to American Depositary Shares evidenced by Receipts, (a) in the case of American Depositary Shares available in book-entry form, shall refer to appropriate adjustments in the records maintained by (1) the Depositary, (2) the Depositary Trust Company (“DTC”) or its nominee, or (3) institutions that have accounts with DTC, as applicable, or (b) otherwise, shall refer to the physical delivery, deposit, surrender, transfer or withdrawal of such American Depositary Shares evidenced by Receipts.

SECTION 1.7

Deposit Agreement.

The term "Deposit Agreement" shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.8

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.9

Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

SECTION 1.10

Dollars.

The term "Dollars" shall mean United States dollars.

SECTION 1.11

Foreign Registrar.

The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Issuer for the transfer and registration of Shares.

SECTION 1.12

Issuer.

The term "Issuer" shall mean Corporacion Financiera del Valle S.A., incorporated under the laws of Colombia, and its successors.

SECTION 1.13

Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.14

Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

SECTION 1.15

Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.16

Restricted Securities.

The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Colombia, or under a shareholder agreement or the Articles of Incorporation and By-laws of the Issuer.

SECTION 1.17

Securities Act.

The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18

Shares.

The term "Shares" shall mean Class B non-voting partially cumulative participating preferred stock in registered form of the Issuer, heretofore validly issued and outstanding and fully paid, nonassessable and not subject to any claim in respect of pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and not subject to any claim in respect of pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares; provided, however, that if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares, the terms “Shares” shall thereafter represent the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.  Reference to Shares includes evidence of rights to receive Shares; provided that in no event shall the term “Shares” include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1

Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.  Neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

SECTION 2.2

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form reasonably satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under Colombian laws and regulations, and that any necessary approval has been granted by any governmental body in Colombia which is then performing the function of the regulation of currency exchange.  To the extent not prohibited by applicable law, if required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making the deposit (or whose benefit such deposit is made).

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

The Depositary agrees to instruct the Custodian to place all Deposited Securities into segregated accounts separate from any Shares or other securities that may be held by such Custodian under any other depositary receipt facility pursuant to which depositary receipts evidencing depositary shares representing Shares are issued.

The Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Issuer has restricted transfer of those Shares to comply with the provisions of the Issuer’s By-laws, including any ownership restrictions referred to in Section 3.05, or under applicable laws.  The Issuer shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of Receipts to any Owner.

At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such Shares, orders, instruments and evidence to the Custodian hereunder.

SECTION 2.3

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares.

SECTION 2.4

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications and agreement, if any, by such person as the Depositary and the Issuer may require in order to comply with applicable laws.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, after Consultation with the Issuer, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of all fees (including the fee of the Depositary for the surrender of Receipts as provided in Section 5.9), expenses, and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) Shares in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order, subject to applicable clearing procedures and provisions of the By-laws of the Issuer.  Thereupon the Depositary shall direct the Custodian to deliver at the Bogota, Colombia office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6 or any Colombian law or regulation relating to foreign investment in Colombia and laws relating to registration of foreign exchange in Colombia.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of Section 7.7 hereof.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.

Without limiting the foregoing, Shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit hereunder only if those Shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those Shares for deposit hereunder, require the person depositing those Shares to provide the Depositary with a certificate to the foregoing effect.

SECTION 2.7

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.  The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.9

Pre-Release of Receipts.

Notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release").  The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10

Maintenance of Records.

The Depositary agrees to maintain records of all Receipts surrendered and Deposit Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and cancelled or destroyed Receipts under Section 2.8, in keeping with the procedures ordinarily followed by stock transfer agents located in The City of New York.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF RECEIPTS.

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of all applicable Colombian taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing Deposited Securities, the terms of this Deposit Agreement, legal or beneficial ownership of Receipts, Deposited Securities and any other securities and the nature of such interest, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper.  The Depositary may  withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  Upon the reasonable written request of the Issuer, the Depositary shall provide the Issuer, at the Issuer’s expense, with copies of all such certificates and such written representations and warranties received by the Depositary under this Section 3.1, to the extent such disclosure is permitted by applicable law.

SECTION 3.2

Liability of Owner for Taxes.

If any Colombian or other tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.3

Warranties on Deposit and Withdrawal of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and not subject to any claim in respect of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act.  Each such person shall further be deemed to represent that any and all information reported to the Custodian regarding foreign exchange transactions related to the deposit of Shares or the surrender of Receipts for the withdrawal of Shares is true and complete.  Such representations and warranties shall survive the deposit of Shares, delivery of Receipts, surrender of Receipts and withdrawal of Shares.

SECTION 3.4

Disclosure of Interests.

The Issuer may from time to time request Owners and holders to provide information as to the capacity in which they own or owned Receipts and regarding the identity of such Owners and holders and any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. The Depositary shall use its reasonable efforts to comply, to the extent permitted by applicable law, with reasonable written instructions received from the Issuer in respect of such disclosure.  Each Owner and holder shall comply with all such disclosure requirements, and shall cooperate with the Depositary and the Depositary’s compliance with such Issuer’s instructions in respect thereof.

SECTION 3.5

Ownership Restrictions.

The Issuer may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or the Issuer’s By-laws.  The Issuer may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Owner to exceed the limits under any applicable law or the Issuer’s By-laws.

Notwithstanding anything to the contrary in this Deposit Agreement, Owners who are non-residents of Colombia, who withdraw Deposited Securities to or for their own account or the account of a non-resident third party whether or not with the purpose of selling or causing to be sold such Deposited Securities in Colombia simultaneously with such withdrawal, will be subject to applicable Colombian rules and regulations, including without limitation the Colombian Foreign Investment Law, as in effect from time to time.

None of the Issuer, the Depositary or the Custodian shall have any liability or responsibility whatsoever under this Deposit Agreement or otherwise for any action or failure to act by any Owner relating to its obligations under the Foreign Investment Law or any other Colombian law or regulation relating to foreign investment in Colombia in respect of a withdrawal or sale of Deposited Securities, including, without limitation, any failure by an Owner to comply with a requirement to register such investment prior to such withdrawal, or any failure by an Owner to report foreign exchange transactions to the Bank of the Republic of Colombia, as the case may be.

ARTICLE 4.

THE DEPOSITED SECURITIES.

SECTION 4.1

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by such Owners respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or any other applicable governmental charge, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Issuer or its agent will remit to the appropriate governmental agency in Colombia all amounts withheld and owing to such agency.  The Depositary will, as promptly as practicable, forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under any applicable tax laws or treaties for the Owners of Receipts.

SECTION 4.2

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.11 and Section 5.9, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.1.

SECTION 4.3

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.9.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall use reasonable efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after Consultation with the Issuer, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary, after Consultation with the Issuer, determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and, to the extent permitted by applicable law, the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may, after Consultation with the Issuer, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to Owners or are registered under the provisions of the Securities Act.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.5

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation in whole or in part, depending upon the terms of such warrants or other instruments.  Such distribution shall be made in proportion to the number of American Depositary Shares representing Deposited Securities held respectively by such Owners entitling them to such Dollars and may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners to whom a distribution in Dollars can be effected and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners to whom a distribution in Dollars cannot be effected.

SECTION 4.6

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which date shall be the same or  as close as reasonably practicable to the record date fixed by the Issuer, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fees or charges assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.7

Voting of Deposited Securities.

Each Share will entitle the holder thereof to one vote at any meeting of the Issuer’s common stockholders, voting separately as a class, whenever the Issuer’s common stockholders are voting on the following matters: (a) proposed amendments to the Issuer’s charter that affect any fundamental right or benefit with respect to the Shares; (b) the dissolution, merger, extension of corporate duration, transformation of the Issuer from one corporate form to another or change of corporate purpose; (c) proposed stock dividend; (d) proposed reduction in capital stock that may result in the liquidation of the Issuer; (e) conversion of Shares into common stock of the Issuer; (f) waiver of the preemptive rights of the holders of Shares to purchase any issue of shares of such class; and (g) proposed issue of any series or class of preferred stock entitled to any preference not given to holders of Shares.

In addition, holders of Shares are entitled to one vote per Share on any matter as to which holders of common stock, are entitled to vote if: (a) the Issuer fails to pay all or any part of a minimum dividend as required under any applicable provision of Colombian law and/or the By-laws of the Issuer on the Shares for two consecutive fiscal years; (b) the Colombian Banking Superintendency (“Superintendencia Bancaria”) shall have determined that the directors or the principal executive officers of the Issuer have taken any action causing the Issuer’s revenues to be understated resulting in a decline in the distributable net profits of the Issuer; or (c) the registration of the Issuer’s common stock or Shares in the Colombian National Securities Registry (“Registro Nacional de Valores”) or their listing on any Colombian stock exchange is terminated.

Upon receipt from the Issuer of notice of any meeting or solicitation or proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Issuer, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Colombian law and of the Articles of Incorporation and By-laws of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received to the Depositary to give a discretionary proxy to a person designated by the Issuer.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  The Depositary shall not, and shall instruct that each Custodian and any of its nominees shall not, vote or attempt to exercise the right to vote that attaches to such Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

Unless otherwise expressly authorized under this Deposit Agreement, neither the Depositary nor the Custodian nor any of their nominees or agents may exercise any voting discretion over any Shares.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, the Issuer shall endeavor to give the Depositary notice of any such meeting or solicitation not less than 30 days prior to the meeting date or date for giving such proxies or consents.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.8

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also, upon written request, send to the Owners copies of such reports furnished by the Issuer pursuant to Section 5.6.  Any such reports and communication, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English, to the extent, if any, such materials are required to be furnished in English pursuant to any regulation of the Commission.

SECTION 4.10

Lists of Owners.

Promptly upon request by the Issuer, the Depositary shall, at the expense of the Issuer, furnish to the Issuer a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or governmental charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or governmental charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Issuer or its agent will remit to the appropriate governmental authorities and agencies in Colombia all amounts, if any, withheld and owing to such authorities and agencies by the Issuer. The Depositary or its agent will remit to the appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.  The Depositary will, as promptly as practicable, forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the written reasonable request of the Issuer.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall, after Consultation with the Issuer, act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges or systems.

Each Registrar and co-registrar appointed under this Section 5.1 shall give notice in writing to the Issuer and the Depositary accepting such appointment.

The Issuer shall have the right, at all reasonable times, to inspect transfer and registration records of the Depositary, the Registrar and any co-transfer agents or co-registrars and to require such parties to supply copies of such portions of their records as the Issuer may reasonably request.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Colombia or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation or By-laws of the Issuer, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Issuer or any of their respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or holder of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to any Owner or some Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owner or Owners and make the net proceeds available to such Owner or Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3

Obligations of the Depositary, the Custodian and the Issuer.

The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner, holder or other person, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information, including but not limited to, any such action or nonaction based upon written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by 90 days’ prior written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by 90 days prior written notice of such removal, which shall become effective upon the later to occur of (i) the 90th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, as promptly as practicable after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.  The Issuer shall also furnish to the Custodian and the Depositary at such time a summary, in the English language, of any applicable provisions or proposed provisions of the By-laws of the Issuer that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Issuer will arrange, to the extent, if any, required by any regulations of the Commission, for the translation into English and the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares.  If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer's expense, of copies of such notices, reports and communications to all Owners.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

In addition, the Issuer will also provide to the Depositary copies of any reports or communications that it periodically provides to the Commission in accordance with Rule 12g3-2(b) under the Securities Exchange Act.

SECTION 5.7

Distribution of Additional Shares, Rights, etc.

The Issuer agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities (each a "Distribution"), the Issuer will promptly furnish to the Depositary a written opinion from U.S. counsel for the Issuer, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Depositary shall make reasonable efforts to comply with the written instructions of the Issuer not to knowingly accept for deposit thereunder any securities identified in such instructions at such times and under such circumstances as may be specified in such instructions, in order to facilitate the Issuer’s compliance with the securities laws of the United States of America.  Nothing in Section 5.7 or elsewhere in this Deposit Agreement shall create any obligation on the part of the Issuer or the Depositary to file a Registration Statement under the Securities Act in respect of any such securities or rights.

The Issuer agrees with the Depositary that neither the Issuer nor any person (as such term is defined in the Securities Act) controlled by, controlling or under common control with the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act or the Issuer furnishes to the Depositary a written opinion from U.S. counsel for the Issuer, which counsel shall be reasonably satisfactory to the Depositary, stating that the Shares proposed to be deposited could, upon deposit under this Deposit Agreement, be publicly resold in the United States without restriction without further registration of those Shares under the Securities Act.  The Issuer will advise each person who, to the best knowledge of the Issuer, controls, or is under common control with, the Issuer that such person is subject to the same restrictions on the deposit of Shares as the Issuer and persons controlled by the Issuer.

SECTION 5.8

Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Issuer and executed by the Depositary, and not materially altered or changed by the Issuer, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares represented by American Depositary Shares, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates against, and hold them harmless from, any liability or expense (including, but not limited to, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding.  The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding.  Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee).  The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor.  No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement.  Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld.  The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

SECTION 5.9

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4 and the surrender of Receipts pursuant to Section 2.5 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 hereof, (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause 9 below; provided, however, that no fee will be assessed under this clause 8 to the extent a fee of $.02 was charged pursuant to clause 6 above during that calendar year and (9) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer reasonably requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11

Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12

List of Restricted Securities Owners.

From time to time, the Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis.  The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.

AMENDMENT AND TERMINATION.

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary without the consent of Owners and holders in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2

Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and its obligations under Section 5.8 hereof.  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7.

MISCELLANEOUS.

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Holders and Owners as Parties; Binding Effect.

The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5

Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Corporación Financiera del Valle S.A., Calle 10 No.4-47, Piso 23, Apartado 4902, Cali, Colombia, Attention:  Alejandro Zaccour Urdinola, President, facsimile number:  011-57-2-883-1766, or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice to the Issuer or the Depositary sent by mail shall be deemed to be effected at the time when such notice is received by the Issuer or the Depositary, as the case may be.  Delivery of a notice to the Issuer or the Depositary sent by cable, telex or facsimile transmission shall be deemed to be effected at the time when a confirmation thereof is obtained by the sender.

Delivery of a notice to any person other than the Issuer or the Depositary including Owners, sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.7

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

SECTION 7.8

Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Issuer hereby (i) irrevocably designates and appoints Morgan, Lewis & Bockius, LLP, 101 Park Avenue, New York, New York 10178, Attention:  Eduardo Vidal, as the Issuer's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding.  The Issuer agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force.  In the event the Issuer fails to continue such designation and appointment in full force and effect, the Issuer hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Issuer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

SECTION 7.9

Waiver of Immunities.

To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Issuer, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

IN WITNESS WHEREOF, CORPORACION FINANCIERA DEL VALLE S.A. and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

CORPORACION FINANCIERA

DEL VALLE S.A.

By:

     Name:

     Title:

THE BANK OF NEW YORK,

as Depositary

By:

     Name:

     Title: